UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
August 5, 2010
PETROQUEST ENERGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	72-1440714
(State of Incorporation)	(I.R.S. Employer Identification No.)

400 E. Kaliste Saloom Rd., Suite 6000 Lafayette, Louisiana	70508
(Address of principal executive offices)	(Zip code)
Commission File Number: 001-32681
Registrant’s telephone number, including area code: (337) 232-7028
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
On August 5, 2010, PetroQuest Energy, Inc., a Delaware corporation (the “Company”), PetroQuest Energy, L.L.C. and TDC Energy LLC entered into the Third Amendment to Credit Agreement (the “Third Amendment”), which amends the Credit Agreement dated as of October 2, 2008, as amended by the First Amendment to Credit Agreement dated as of March 24, 2009 and the Second Amendment dated as of September 30, 2009 (collectively, the “Credit Agreement”), with JPMorgan Chase Bank, N.A., Credit Agricole Corporate and Investment Bank, Bank of America, N.A., Wells Fargo Bank, N.A. and Whitney National Bank. The Third Amendment permits the Company to issue up to $200 million in debt to refinance its 10⅜% Senior Notes due 2012 (the “2012 Notes”) and excludes the 2012 Notes from the calculation of total indebtedness for the purpose of determining the Company’s compliance with the ratio of total debt to EBITDAX negative covenant for a period of 60 days after the issuance of such refinancing debt. If a mandatory prepayment is required under the Credit Agreement as a result of redetermination or adjustment of the Borrowing Base (as defined in the Credit Agreement), the Third Amendment permits the Company to, among other things, (i) provide additional assets not evaluated in the most recent Reserve Report (as defined in the Credit Agreement) as collateral satisfactory to the administrative agent and the Required Lenders (as defined in the Credit Agreement) and (ii) make any mandatory prepayment in three equal installments within 60, 90 and 120 days from the date of receipt of the New Borrowing Base Notice (as defined in the Credit Agreement). Prior to the Third Amendment, the Company was not permitted to provide additional assets as collateral and any mandatory prepayment was required to be made in one installment within 45 days from the date of receipt of the New Borrowing Base Notice.
The foregoing description of the Third Amendment is not complete and is qualified by reference to the complete document, which is filed as Exhibit 10.1 to this Form 8-K, and is incorporated herein by reference.

Item 8.01	Other Events
On August 5, 2010, the Company issued a news release announcing that it has commenced a cash tender offer (the “Tender Offer”) for any and all of its outstanding $150,000,000 aggregate principal amount of its 2012 Notes. In conjunction with the Tender Offer, the Company is soliciting consents from holders of the 2012 Notes to effect certain proposed amendments to the indenture governing the 2012 Notes, including elimination of substantially all of the restrictive covenants. The news release is filed as Exhibit 99.1 to this Form 8-K, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits:
10.1	Third Amendment to Credit Agreement dated as of August 5, 2010, among PetroQuest Energy, Inc., PetroQuest Energy, L.L.C., TDC Energy LLC, JPMorgan Chase Bank, N.A., Credit Agricole Corporate and Investment Bank, Bank of America, N.A., Wells Fargo Bank, N.A. and Whitney National Bank.

99.1	News Release dated August 5, 2010.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PETROQUEST ENERGY, INC.
Date: August 5, 2010	By:	/s/ J. Bond Clement
J. Bond Clement
Executive Vice President, Chief Financial Officer and Treasurer

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